UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                ________________

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) October 7, 2005
                           __________________________

                           GIBRALTAR INDUSTRIES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


       Delaware                        0-22462                16-1445150
    _________________              ______________           ______________
    (State or other                 (Commission             (IRS Employer
     jurisdiction                   File Number)          Identification No.)
  of incorporation)
                              3556 Lake Shore Road
                                  P.O. Box 2028
                          Buffalo, New York 14219-0228
                           ___________________________
               (Address of principal executive offices) (Zip Code)
        Registrant's telephone number, including area code (716) 826-6500
                            _________________________
The Registrant filed a Form 8-K on October 7, 2005, reporting, among other things, the Registrant's acquisition of Alabama Metal Industries Corporation ("AMICO"). The Registrant did not file financial statements of AMICO or any pro forma financial information at that time in accordance with the authority granted by Item 9.01 of Form 8-K. Subsequently the Registrant filed audited, consolidated financial statements of AMICO as of and for the years ended December 31, 2003 and 2004 on a Form 8-K/A dated and filed on the date hereof. The Registrant is now filing AMICO's unaudited, consolidated financial statements for the nine months ended September 30, 2004 and 2005 on this Form 8-K/A. The Registrant expects to file the pro forma financial information required by Item 9.01(b), as soon as reasonably practicable, and in any event within 71 days after the date the initial Form 8-K in the matter was required to be filed. The Registrant therefore hereby amends the following items of its Form 8-K filed October 7, 2005 as follows:

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

     1.   Alabama  Metal  Industries   Corporation  and   Subsidiaries   Audited
          Financial Statements

          (i)  Independent Auditors' Report

          (ii) Consolidated balance sheets as of December 31, 2004 and 2003

          (iii) Consolidated statements of operations for years ended December 31, 2004 and 2003

          (iv) Consolidated statements of stockholders' equity for the years ended December 31, 2004 and 2003

          (v) Consolidated statements of cash flows for the years ended December 31, 2004 and 2003

     2. Alabama Metal Industries Corporation Unaudited Condensed Consolidated Financial Statements

          (i) Condensed Consolidated balance sheets as of September 30, 2004 and 2005

          (ii) Condensed Consolidated statements of operations for nine months ended September 30, 2004 and 2005

          (iii) Condensed Consolidated statements of cash flows for the nine months ended September 30, 2004 and 2005

(b) Pro Forma Financial Information. The pro forma financial information required to be filed by item 9.01(b) to Form 8-K shall be filed as soon as practicable, and in any event within 71 days after the date the initial From 8-K in the matter was required to be filed.

(c)      Exhibits.

         10.1 Term Loan Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York, KeyBank National Association and the lenders named therein, dated as of October 3, 2005*

         99.1   Press Release issued October 3, 2005*

         99.2 Alabama Metal Industries Corporation and Subsidiaries Audited Consolidated Financial Statements*

         99.3 Alabama Metal Industries Corporation and Subsidiaries Unaudited Condensed Consolidated Financial Statements

___________________
 * Previously filed

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   November 14, 2005
                                           GIBRALTAR INDUSTRIES, INC.

                                           /S/   David W. Kay
                                           ___________________
                                           Name:  David W. Kay
                                           Title: Chief Financial Officer

     EXHIBIT INDEX.

      10.1 Term Loan Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York, KeyBank National Association and the lenders named therein, dated as of October 3, 2005*

      99.1  Press Release issued October 3, 2005*

      99.2 Alabama Metal Industries Corporation and Subsidiaries Audited Consolidated Financial Statements*

      99.3 Alabama Metal Industries Corporation and Subsidiaries Unaudited Condensed Consolidated Financial Statements



     _____________________
      * Previously filed

                                                                    Exhibit 99.3

ALABAMA METAL INDUSTRIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005 AND DECEMBER 31, 2004
IN THOUSANDS



ASSETS                                                                          SEPTEMBER 30,     DECEMBER 31,
                                                                                   2005                 2004
                                                                                Unaudited
Current assets
     Cash and cash equivalents                                                      $ 3,429         $ 2,520
     Accounts receivable, less allowance for doubtful accounts
     of $286 and $207 at September 30, 2005 and December 31, 2004, respectively      41,070          30,462
     Income taxes receivable                                                              -           5,741
     Inventories                                                                     24,327          29,735
     Prepaid expenses and other assets                                                1,107             557
     Deferred income taxes                                                            1,167           1,167
     Assets held for sale                                                               246             246
                                                                                  _________       __________
         Total current assets                                                        71,346          70,428
Property and equipment - net                                                         41,993          43,273
Goodwill                                                                              7,022           7,022
Other assets                                                                          3,059           3,097
                                                                                  _________       __________
Total                                                                             $ 123,420       $ 123,820
                                                                                  _________       __________
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                              $ 15,903        $ 16,100
     Accrued expenses                                                                 7,014          10,209
     Income taxes payable                                                             4,012               -
     Notes payable-revolver                                                           6,640           4,827
     Current portion of long term debt                                                    -          11,517
                                                                                  _________       __________
         Total current liabilities                                                   33,569          42,653
Deferred income taxes                                                                 6,113           6,062
Long-term debt                                                                       11,691          26,900
Other liabilities                                                                     1,410           1,489
                                                                                  _________       __________
         Total liabilities                                                           52,783          77,104

Commitments and contingencies (Note 7)
Stockholders' equity
     Common stock, par value $.01 per share; authorized 40,000 shares;
     issued and outstanding 12,363 shares, net of treasury shares                         -               -
     Additional paid in capital                                                      19,078          19,078
     Retained earnings                                                               73,562          49,909
     Treasury stock, 25,325 shares, at cost                                         (23,547)        (23,547)
     Accumulated other comprehensive income                                           1,544           1,276
                                                                                  _________       __________
         Total stockholders' equity                                                  70,637          46,716
                                                                                  _________       __________
TOTAL                                                                             $ 123,420       $ 123,820
                                                                                  _________       __________



See notes to consolidated financial statements.

ALABAMA METAL INDUSTRIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
IN THOUSANDS
(UNAUDITED)


                                                       NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                        2005           2004

NET SALES                                            $ 239,815     $  218,708
COST OF SALES                                          174,331        157,159
                                                     _________      __________
GROSS PROFIT                                            65,484         61,549
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            23,530         26,460
                                                     _________      __________
OPERATING INCOME                                        41,954         35,089
OTHER EXPENSE                                               72            138
INTEREST EXPENSE                                         3,478          3,867
                                                     _________      __________
INCOME BEFORE INCOME TAXES                              38,404         31,084
INCOME TAXES                                            14,751         11,549
                                                     _________      __________
NET INCOME                                           $  23,653      $  19,535
                                                     _________      __________


See notes to consolidated financial statements.

ALABAMA METAL INDUSTRIES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
IN THOUSANDS
(UNAUDITED)



                                                                           NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                            2005        2004

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                          $ 23,653     $ 19,535
      Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                          4,240        4,300
      Deferred taxes                                                            51          528
      Amortization of debt discount                                             89          315
      Changes in assets and liabilities which provided (used) cash:
         Accounts receivable                                               (10,608)     (12,247)
         Inventories                                                         5,408       (9,423)
         Prepaid expenses and other assets                                    (601)      (4,765)
         Accounts payable and accrued expenses                               6,361        8,704
         Other liabilities                                                     (79)        (155)
                                                                          ________      _______
            Net cash provided by operating activities                       28,514        6,792
                                                                          ________      _______
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of EMCI                                                         -         (3,298)
      Capital expenditures                                                  (2,960)      (1,590)
                                                                          ________      _______
            Net cash used in investing activities                           (2,960)      (4,888)
                                                                          ________      _______
CASH FLOWS FROM FINANCING ACTIVITIES:
      Net borrowings under notes payable-revolver                            1,813        2,643
      Repayment of long-term debt                                          (26,726)      (2,548)
                                                                          ________      _______
            Net cash (used in) provided by financing activities            (24,913)          95
                                                                          ________      _______
EFFECT OF EXCHANGE RATE CHANGES ON CASH
      AND CASH EQUIVALENTS                                                     268          218
                                                                          ________      _______
NET INCREASE IN CASH AND CASH EQUIVALENTS                                      909        2,217
CASH AND CASH EQUIVALENTS-Beginning of period                                2,520        1,535
                                                                          ________      _______
CASH AND CASH EQUIVALENTS-End of period                                   $  3,429      $ 3,752
                                                                          ________      _______



See notes to consolidated financial statements.

ALABAMA METAL INDUSTRIES CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
AMOUNTS IN THOUSANDS
(UNAUDITED)

1.       BASIS OF PRESENTATION

         The interim condensed consolidated financial statements are unaudited. These statements include all adjustments considered necessary by management to present a fair statement of the results of operations, financial position and cash flows. Such adjustments are of a normal, recurring nature. The results reported in these unaudited condensed consolidated financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year. The unaudited condensed consolidated financial statements included herein should be read in conjunction with the audited Consolidated Financial Statements and related notes for the fiscal years ended December 31, 2004 and 2003.

2.       RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123 (Revised 2004) (SFAS No.
         123R), Share-Based Payment, in December 2004. SFAS No. 123R is a revision of FASB Statement 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. The Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This statement is effective as of the beginning of the first annual reporting period that begins after June 15, 2005 and the Company will adopt the standard in 2006. The Company has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

         In November 2004, the FASB issued SFAS No. 151, Inventory Costs; an amendment of ARB No. 43, Chapter 4, (SFAS 151) which clarifies the types of costs that should be expensed rather than capitalized as inventory. This statement also clarifies the circumstances under which fixed overhead costs associated with operating facilities involved in inventory processing should be capitalized. The provisions of SFAS No. 151 are effective for fiscal years beginning after June 15, 2005 and the Company will adopt this standard in the first quarter of fiscal 2006. The Company has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

3.       INVENTORIES

         Inventories consist of the following at September 30, 2005 and December 31, 2004:




                                September 30,      December 31,
                                    2005               2004
                              _______________      _____________
        Raw materials              $  12,233           $  6,266
        Work-in-process                  532                630
        Finished goods                11,562             22,838
                                   _________           ________
        Total                      $  24,327           $ 29,735
                                   _________           ________


         If the FIFO method of inventory accounting had been used for inventory valuation purposes instead of the LIFO method, inventories would have increased by $8,488 and $15,855 at September 30, 2005 and December 31, 2004, respectively. In addition, for the nine-month periods ended September 30, 2005 and 2004, if the FIFO method had been used, cost of sales would have increased by $7,367 and decreased by $13,529, respectively, and income before taxes would have decreased by $7,367 and increased by $13,529, respectively.

4.       LONG-TERM DEBT

         The balance of the long-term debt at September 30, 2005 and December 31, 2004 is as follows:



                                              September 30,      December 31,
                                                  2005              2004
                                              _____________      ____________
         Term loan to bank                       $     -           $11,189
         Subordinated note payable to bank        11,691            26,238
         Installment loan                              -               990
                                                 _______           _______
         Total                                   $11,691           $38,417
                                                 _______           _______

         During 2005, the Company paid approximately $26,726 related to its long-term debt. The subordinated note payable to the bank is due December 2008.

5.       COMPREHENSIVE INCOME

         Total comprehensive income is shown in the following table:


                                                    Nine months ended
                                                      September 30,
                                                   ____________________
                                                     2005        2004
                                                   _______      _______
        Net income                                 $23,653      $19,535
        Other comprehensive income (loss)
        Foreign currency translation adjustment        268          218
                                                   _______      _______
        Total comprehensive income                 $23,921      $19,753
                                                   _______      _______



6.       INCOME TAXES

         In December 2004, the Financial Accounting Standards Board ("FASB") issued Staff Position No. 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction of Qualified Production Activities Provided by the American Jobs Creation Act of 2004 ("FSP FAS 109-1"). FSP FAS 109-1 states that the qualified production activities deduction should be accounted for as a special deduction and the special deduction should be considered in measuring deferred taxes when graduated tax rates are a significant factor and assessing whether a valuation allowance is necessary. The Company is currently evaluating the effects FSP FAS 109-1 will have on its consolidated financial statements.

         In December 2004, the FASB issued Staff Position No. 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 ("FSP FAS 109-2"). FSP FAS 109-2 provides for a special one-time dividends received deduction on the repatriation of certain foreign earnings to a U.S. taxpayer (repatriation provision), provided certain criteria are met. The Company is considering a range of 0% to 100% of unremitted earnings for potential repatriation and is unable to estimate the related tax impact. The Company is currently evaluating the effects FSP FAS 109-2 will have on its consolidated financial statements and expects to complete its assessment during 2005.

         The Company has undistributed earnings in its Canadian subsidiary totaling approximately $6,400 for which taxes have not been provided pursuant to Accounting Principles Board Opinion ("APB") No. 23, Accounting for Income Taxes - Special Areas. The Company considers all of the investments to be permanently reinvested as the funds will be utilized for ongoing operations of its Canadian subsidiary. The Company has the ability to keep the profits in Canada as it is generating sufficient operating cash flow in the United States.

7.       CONTINGENCIES

         The Company maintains self-insurance programs for claims for employee health and workers' compensation. The Company has re-insurance which limits its liability to $250 per occurrence and to $2,743 and $2,200, respectively, in the aggregate annually for 2005 and 2004 for workers' compensation. At September 30, 2005 and December 31, 2004, the Company has accrued $2,164 and $2,004, respectively, for its actuarially estimated workers' compensation liability. The recorded reserves have been discounted at 3% as of September 30, 2005 and December 31, 2004. In addition, the Company has funded a $900 certificate of deposit to the benefit of the insurance company to cover workers' compensation claims which is reflected as a component of other long-term assets in the accompanying consolidated balance sheets.

8.       SUBSEQUENT EVENTS

         On October 3, 2005, Gibraltar Industries, Inc. ("Gibraltar") acquired all of our outstanding shares for approximately $240,000 cash, subject to adjustment for working capital. Gibraltar is headquartered in Buffalo, New York, and manufactures, markets and distributes a diverse line of products used in the commercial and industrial sectors of the building products market. Our results of operations will be included in the consolidated results of operations of Gibraltar from the date of acquisition.